Purchase Agreement

This agreement ("Agreement") is entered into as of August 4, 2005 ("Effective Date") by JC ENTERTAINMENT CORPORATION, a corporation duly organized and existing under the laws of the Republic of Korea (hereinafter referred to as "Seller") and T2CN HOLDING LIMITED, a corporation (hereinafter referred to as "Buyer") incorporated and registered in British Virgin Islands.

Whereas, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller the Products (as defined below).

In consideration of the mutual covenants, representations herein and other good and valuable consideration, Seller and Buyer hereby agree as follows,

Article 1. The Sale

Upon the terms and subject to the conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller the Products. As used in this Agreement, the term "Products" means ten kinds of casual games, the name and specification of which are listed as Attachment A and herein incorporated by reference.

Article 2. Purchase Price

The purchase price for the Products (the "Purchase Price") shall be One Million and Five Hundred and Twenty Five Thousand United States Dollars
(US$1,525,000.00). Subject to the terms and conditions of this Agreement, the Purchase Price shall be paid as follows:

1. Within three (3) days upon the execution of this Agreement, an initial payment as earnest money in the amount of One Million United States Dollars (US$1,000,000.00) shall be paid by wire transfer to the bank account designated by Seller.


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2. The rest payment in the amount of Five Hundred  Twenty-five  Thousand  United
States Dollars ($525,000.00) shall be paid by wire transfer to the bank account designated by Seller by November 15, 2005.

Article 3. Delivery of Product

1. Seller shall deliver all of the Products within thirty (30) days upon the execution of this Agreement in CD-ROM form, by FTP, or by such other ways as Seller and the Buyer may agree from time to time. Upon the receipt of the Product, Buyer shall immediately send Seller, by courier or by fax later confirmed by courier, a written notice confirming its receipt of the Products.

2. Seller shall bear the costs and expenses arising for the delivery of the Products.

Article 4.  Product Specification

The Products shall be subject to the specifications set out in Attachment A.

Article 5.  Objection Period

Buyer shall install, test and operate the Products and raise objection against the Products for, if any, defects, bugs and other flaws, within fourteen (14) days upon the receipt of the Products ("Objection Period"). Failure to raise an objection in the Objection Period shall be deemed as the acceptance of the quality of the Products, waiving the right of claiming later for the quality of the Products.

Article 6. Ownership of Intellectual Property Right

Buyer shall obtain and maintain all Intellectual Property Rights in and to the Products including in and to its promotional materials, materials, prints and derivative merchandise (if any) upon the delivery of the Products.



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Article 7.  Support

Seller shall provide the Buyer necessary technical support via the telephone and email in connection with the installment, maintenance, test and operation of the Products in Objection Period. Seller may provide, with no liability, technical support after the expiry of Objection Period, in the operation of the Products.

Article 8.    Translation

Buyer shall, if necessary, be responsible to translate language including but not limited to words, expressions, logos (identified in Korean) contained in the products into English or Mandarin Chinese. Seller may, with no liability, provide necessary assistance in such translation.

Article 9.   Representations and Warranties

1. Seller represents and warrants that:

    (1) It has the right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement;
    (2) The execution and delivery of this Agreement, and the consummation of the transactions contemplated do not violate any agreement existing between it and any other person or entity, and it shall not make any agreement with any person or entity that is inconsistent with any of the provisions of this Agreement;
    (3) It is, and at all times shall be, the holder of all consents necessary for it to perform its obligations hereunder;
    (4) The Products, to the best of the Seller's knowledge as of the date, will not infringe the intellectual property rights of any third party.

2. Buyer represents and warrants that:

    (1) It has the right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement;
    (2) The execution and delivery of this Agreement, and the consummation of


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the transactions contemplated do not violate any agreement existing between it and any other person or entity, and it shall not make any agreement with any person or entity that is inconsistent with any of the provisions of this Agreement;
    (3) It is, and at all times shall be, the holder of all consents necessary for it to perform its obligations hereunder.

Article 10.    Term and Termination

1. This Agreement will commence on the Effective Date and keep continuous until the complete payoff of the Purchase Price, unless terminated earlier pursuant to paragraph 2 below.

2. Either party has the right to terminate this Agreement by seven (7) days prior written notice upon the occurrence of any of the following events:

     1) The Seller delays up to thirty (30) days in the delivery of the Products.
     2) The Buyer delays up to thirty (30) days in each payment of the Purchase Price.
     3) Either party becomes insolvent or bankrupt, or is in the process of liquidation.

Article 11.    Seller's Remedy

1. If the Seller has fulfilled all of its obligations under this Agreement and the Buyer materially breaches any of its obligations hereunder, then Seller shall, as its sole remedy therefore, be entitled to receive the unpaid Purchase Price of the Purchase Price as liquidated damages in lieu of, and as full compensation for all other rights or claims of the Seller against the Buyer by reason of such default. In that case, Buyer shall return the Product and all intellectual property rights contained therein to Seller.

2. Buyer will indemnify, defend and hold harmless Seller and its affiliates, directors, officers, employees, agents, representatives, successors and assigns from any and all liabilities, losses, expenses (including, without limitation, reasonable attorneys' fees), costs and damages of any kind arising out of or relating to any liability otherwise associated with the Products incurred prior


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to the Effective Date of this Agreement; provided that in no event shall Buyer be liable under or in connection with this Agreement for any loss or profit or any other commercial damage, including without limitation incidental, consequential, special, exemplary, punitive or other direct or indirect damages of any nature under this the preceding sentence.

Article 12.    Buyer's Remedy

1. If the Buyer has fulfilled all of its obligations under this Agreement and the Seller materially breaches any of its obligations hereunder, then Buyer shall, as its sole remedy therefore, be entitled to receive the unpaid Purchase Price as liquidated damages in lieu of, and as full compensation for, all other rights or claims of the Buyer against the Seller by reason of such default.

2. Seller will indemnify, defend and hold harmless Buyer and its affiliates, directors, officers, employees, agents, representatives, successors and assigns from any and all liabilities, losses, expenses (including, without limitation, reasonable attorneys' fees), costs and damages of any kind arising out of or relating to any liability otherwise associated with the Products incurred prior to the Effective Date of this Agreement; provided that in no event shall Seller be liable under or in connection with this Agreement for any loss or profit or any other commercial damage, including without limitation incidental, consequential, special, exemplary, punitive or other direct or indirect damages of any nature under this the preceding sentence.

Article 13.   Severability

If any article hereof shall be deemed invalid, void or unenforceable for any reason by a court of competent jurisdiction or legal authority, the remaining parts hereof shall still hold their full effectiveness.

Article 14.   Notice

Any notice or communication that is required to be sent out or that may be sent out pursuant to this Agreement shall be made in written and shall be delivered personally, faxed, or sent by registered mail to the addresses as set forth below. Any such notice or communication shall be deemed given when so delivered personally, faxed, or if mailed, on the earlier of the date of receipt or ten
(10) days after the date of such mailing.


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Buyer:
Attention:  T2CN HOLDING LIMITED
Name: JUN-TSE TENG
Address: 5 Floor, 88 Qin Jiang Road, Shanghai, PRC
Tel: 86-21-54278388
E-mail: joe@t2cn.com

Seller:
Attention: JC ENTERTAINMENT CORPORATION
Name: IL-Sung Baik
Address: 4thf, Rosedale Bldg., #724 Suseo-Dong,  Kangnam-Ku,  Seoul 135-885,
Korea
Tel: 82.2.2040.1114
E-mail: isbaik@joycity.co.kr

Article 15.    Costs and Tax

The costs, expenses, and taxes levied on in the negotiation, preparation, execution and delivery of this Agreement shall be borne respectively by Buyer and Seller.

Article 16.    Entire Agreement and Modification

This Agreement shall constitute the entire agreement between Seller and Buyer. Any change, amendment or modification of this Agreement shall be agreed and made by Seller and Buyer in written.

Article 17.    Governing Law and Jurisdiction

This Agreement shall be governed by and be construed in accordance with the substantive law of Singapore.

Any disputes arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to International Chamber of Commerce for


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arbitration in Singapore in accordance with its then effective arbitration rules, and the arbitration award shall be final and binding on both Parties.

Article 18.    Effectiveness

This Agreement shall become effective upon the signature hereof and be binding upon Seller and Buyer.

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement through their legally authorized representative as of the date first above written.






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IN WITNESS WHEREOF, the duly authorized representatives of each of the Parties hereto have executed this Agreement as of the date first written above.

JC ENTERTAINMENT CORPORATION               T2CN HOLDING LIMITED

By:                                        By:


Name: __________________________           Name: _____________________________




Title: _________________________           Title: ____________________________














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Attachment A

                              List of Casual Games




      Name       English             Chinese
      No.
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    1.            Chess
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    2.            Dujiju
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    3.         Lianliankan
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    4.            Gobang
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    5.            Weiqi
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    6.            Junqi
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    7.           Shanghai
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    8.            Poker
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    9.            Hoola
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    10.          High-low
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